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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to the incorporation by reference in this Registration Statement of Home Health Corporation of America, Inc. on Form S-3 of our report dated August 29, 1997, except for Note 13, for which the date is September 26, 1997, on our audits of the consolidated financial statements and consolidated financial statement schedule of Home Health Corporation of America, Inc. as of June 30, 1997 and 1996 and for each of the three years in the period ended June 30, 1997 included in the Home Health Corporation of America, Inc. Annual Report on Form 10-K/A for the fiscal year ended June 30, 1997 filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ Coopers and Lybrand L.L.P.
                                   -------------------------------------------
                                   2400 Eleven Penn Center
                                   Philadelphia, Pennsylvania
                                   March 3, 1998